UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or the “Company”

ITEM 8.01. Other Events

Background

As previously disclosed in our Form 10-Q for our financial quarter ending November 30, 2019, Peter Dacey, our prior Chief Financial Officer, filed a lawsuit against us in the Superior Court-Judicial District of New Haven, Connecticut claiming unpaid wages and breach of contract (the “Litigation”). Our response to the Litigation was that Dacey was terminated for cause and we had no further obligations to Dacey under the terms of his employment agreement with us.

Settlement of the Litigation

On October 21, 2021, we and Dacey completed a settlement agreement and Stipulated Judgement in connection with the Litigation providing for our payment of cash and stock compensation to Dacey, upon completion of which a Satisfaction of Judgment will be filed in the Litigation and the Litigation shall be dismissed with prejudice and Dacey shall be prohibited from taking any further actions against us. We and Dacey mutually released one another from any further claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: October 25, 2021	By:	/s/ Mahmood Khan
Mahmood Khan
Chief Executive Officer